CHINA EDUCATION, INC.

NUMBER

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SHARES

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INCORPORATED IN THE CAYMAN ISLANDS UNDER THE COMPANIES LAW
(AS AMENDED OR REVISED FROM TIME TO TIME)

NASDAQ : IEDU

THE SHARE CAPITAL OF THE COMPANY IS US$50,000.00 DIVIDED INTO THREE KINDS OF ORDINARY SHARES: (1) A ORDINARY SHARE,WHICH USES SHARE CAPITAL US$ 2,060 DIVIDED INTO 9,609,554 ORDINARY SHARES OF A NAMINAL OR PAR VALUE OF US$ 0.00021437 EACH; (2) B ORDINARY SHARE("ORDINARY SHARE"),WHICH USES SHARE CAPITAL US$ 46,841 DIVIDED INTO 468,409,552 ORDINARY SHARES OF A NOMINAL OR PAR VALUE OF US$ 0.0001 EACH; (3) C ORDINARY SHARE,WHICH USES SHARE CAPITAL US$ 1,099 DIVIDED INTO 21,980,894 ORDINARY SHARES OF A NOMINAL OR PAR VALUE OF US$ 0.00005 EACH

CUSIP G2158E 108

This Certifies that ______________________________

of ______________________________ *is the registered holder of* ______________________ *Shares subject to the Memorandum and the Articles of Association of the Company, and transferable only on the books of the Company by the holder hereof in person or by Attorney in accordance with the Memorandum and the Articles of Association of the Company and upon surrender of this certificate to the Company.*

Executed *on behalf of the Company this* ________ *day of* ________ ________

Kay Zhou

SECRETARY

Yaoliang Ge

CHIEF EXECUTIVE OFFICER

SEAL 2004 CAYMAN